HS RESOURCES, INC.


               2000 PERFORMANCE AND EQUITY INCENTIVE PLAN

                  Adopted and Effective April 11, 2000

                        EFFECTIVE APRIL 11, 2000


                                CONTENTS

SECTIONS                                                            PAGE

1.    NAME AND PURPOSE.................................................1

2.    DEFINITIONS......................................................1

3.    ADMINISTRATION OF THE PLAN.......................................4

4.    SHARES SUBJECT TO THE PLAN.......................................6

5.    ELIGIBILITY......................................................7

6.    ELECTIONS, PAYMENTS, DIVIDENDS, WITHHOLDING, AND
      BONUSES..........................................................7

7.    OPTIONS..........................................................8

8.    STOCK APPRECIATION RIGHTS........................................9

9.    RESTRICTED STOCK.................................................9

10.   PERFORMANCE SHARES..............................................10

11.   CASH PERFORMANCE AWARDS.........................................11

12.   OTHER STOCK-BASED PERFORMANCE AWARDS............................11

13.   TRANSFERABILITY.................................................12

14.   TERMINATION OF SERVICE..........................................12


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15.   CHANGE IN CONTROL...............................................13

16.   TERM, AMENDMENT, SUSPENSION OR TERMINATION OF THE
      PLAN............................................................13

17.   INVESTMENT PURPOSE..............................................14

18.   MISCELLANEOUS...................................................14


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                           HS RESOURCES, INC.
               2000 PERFORMANCE AND EQUITY INCENTIVE PLAN

1.    NAME AND PURPOSE.

      a.    This plan is the HS RESOURCES, INC. 2000 PERFORMANCE AND
            EQUITY INCENTIVE PLAN, adopted and effective as of April 11, 2000 (the "Plan").

      b. The purposes of the Plan are (i) to enhance the profitability and value of the Company for the benefit of its shareholders by providing equity ownership opportunities and performance-based incentives to better align the interests of officers and key employees with those of shareholders; (ii) to attract and retain the best possible personnel for positions of substantial responsibility with the Company; and (iii) to provide additional incentive to Participants to promote the success of the Company. The Plan provides employees, officers and directors of the Company an opportunity to acquire Shares of the Stock of the Company pursuant to Incentive Stock Options and Non-Statutory Stock Options, and to receive Restricted Stock, Stock Appreciation Rights, Performance Shares, other Stock-Based Awards and Benefits, and to receive Cash Awards.

2.    DEFINITIONS.

For purposes of interpreting the Plan and related documents and Agreements (as defined), the following definitions shall apply:

      a. "Affiliates" means any corporation or other entity which is affiliated with the Company through stock ownership or otherwise and is treated as a common employer under the provisions of
            Section 1114(b) and (c) of the Code.

      b. "Agreement" means the document which evidences the grant of any Benefit under the Plan and which sets forth the Benefit and the terms, conditions and provisions of, and restrictions relating to, such Benefit.

      c.    "Benefit" means any benefit granted to a Participant under the Plan.

      d.    "Board" means the Board of Directors of the Company.

      e.    "Cash Award" means a Benefit payable in the form of cash.

      f.    "Cause" means any of the following, as determined by the Company:

            i. Willful dishonesty towards the Company, fraud upon the Company or deliberate injury or intended injury to the Company;

            ii.   Conviction of a felony;


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            iii.  Willful participation in activities which constitute unlawful activities, such as gender-based harassment;

            iv.   Conviction of a misdemeanor involving moral turpitude;

            v. Gross negligence or willful misconduct in the performance of duties;

            vi. Continued abuse of alcohol or drugs on the job or otherwise materially affecting job performance; or

            vii. Failure to perform duties substantially in accordance with instructions of relevant superiors and Company policies and procedures.

      g.    A "Change in Control" shall be deemed to have taken place if:

            i. any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the 1934 Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of more than 33- 1/3% of the then outstanding voting stock of the Company;

            ii. at any time during any period of three consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or

            iii. the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

      h.    "Code" means the Internal Revenue Code of 1986, as amended.

      i.    "Committee" means the committee appointed by the Board pursuant to
            Section 3 hereof to administer the Plan.

      j. "Company" means HS Resources, Inc., a Delaware corporation and its Affiliates, if any.

      k.    "Effective Date" means April 11, 2000.


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      l.    "Fair Market Value" shall mean, with respect to Shares, the last reported trade of such Shares on the New York Stock Exchange for the date in question. If Fair Market Value is in reference to property other than Shares, the Fair Market Value of such other property shall be determined by such methods or procedures as shall be established from time to time by the Committee.

      m. "Fiscal Year" means the taxable year of the Company which is the calendar year.

      n. "Grant Date" means the date on which the Committee takes valid action to grant a Benefit hereunder; provided, however, that the Committee may expressly provide for a Grant Date other than the date on which the Committee takes action, and further provided that the Grant Date of an Option intended to qualify as an Incentive Stock Option shall be not earlier than the first date such grant may be given effect under the Code. The Grant Date of Restricted Stock shall be the date determined under Section 9.1 below.

      o. "Incentive Stock Option" or "ISO" means an Option designated as an Incentive Stock Option and satisfying the requirements of
            Section 422 of the Code.

      p. "Non-Employee Director" means a director of the Company who meets the definition of a "non-employee director" set forth in SEC
            Rule 16b-3, as amended, or any successor rule and the definition of outside director set forth in Treas. Reg.ss.1.162-27(e)(3).

      q. "Non-Statutory Stock Option" or "NSO" means an Option other than an ISO.

      r. "Option" means an option to purchase one or more Shares pursuant to this Plan.

      s.    "Optionee" means a Participant who receives an Option.

      t. "Option Price" means the purchase price for each Share subject to an Option.

      u. "Other Stock-Based Award" means an award under Article 12 that is valued in whole or in part by reference to, or is otherwise based on, Shares.

      v. "Participant" means any person who receives a Benefit under this Plan.

      w.    "Performance Share" means a Share awarded to a Participant under
            Article 10 of the Plan.

      x. "Plan" means this HS Resources, Inc. 2000 Performance and Equity Incentive Plan and all amendments and supplements thereto.


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      y.    "Plan Year" means each 12-month period during the term of the Plan commencing the Effective Date or an anniversary thereof.

      z. "Restricted Stock" means a Share which, at the time it is granted or sold by the Company, is not transferable and is subject to a substantial risk of forfeiture, within the meaning of Section 83 of the Code.

      aa. "Rule 16b-3" means the rule promulgated by the SEC, as amended, or any successor rule in effect from time to time.

      bb.   "SEC" means the Securities and Exchange Commission.

      cc.   "Share" means a share of Common Stock of the Company.

      dd. "SAR" means a Stock Appreciation Right, which is the right to receive an amount equal to the appreciation, if any, in the Fair Market Value of a Share from the date of the grant of the right to the date of its payment.

      ee. "Ultimate Vesting Date" shall mean with respect to Performance Shares the date nine years from the effective date of grant of a Performance Share award.

3.    ADMINISTRATION OF THE PLAN.

      a. COMMITTEE. The Plan shall be administered by the Committee. The Committee shall consist of not fewer than two members of the Board to be appointed by the Board. The Board may from time to time remove members or add members to the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board. Any power, authority, or decision-making granted to the Committee under this Plan may also be exercised by the Board. The Committee shall hold meetings at such times and places as it shall determine. Two members of the Committee shall constitute a quorum and acts of the Committee at a meeting at which a quorum is present, or acts approved in writing by all the members of the Committee shall be the valid acts of the Committee.

      b. PARTICIPANTS. The Committee may from time to time determine which salaried employees or directors of the Company shall be granted Benefits under the Plan, the terms and conditions thereof, including without limitation the purchase price, if any, of Restricted Stock and the exercise price of Options, and the number of Shares which shall be granted. The Committee shall report to the Board the names of Participants, the number of Shares and the terms and conditions of Benefits granted under this Plan.

      c. RULES AND REGULATIONS. The Committee is authorized to establish such rules and regulations consistent with provisions of the Plan as it may deem appropriate for the proper administration of the Plan, and to make such interpretations of and determinations under the Plan, and to take such steps


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            in connection with the Plan or the Benefits granted thereunder as it may deem necessary or advisable. Except as may be provided in an Agreement, any Benefit granted may be converted, modified, forfeited or canceled, prospectively or retroactively, in whole or in part, by the Committee in its sole discretion, but, subject to Section 14.1, no such action may impair the rights of any Participant without his or her consent, no such action shall change the exercise price of any Benefit that has been previously granted and cancellation and regrant shall not be used as a method to reprice options. The Committee may, in its sole discretion, but subject to the minimum restrictions, conditions and vesting periods set forth herein, waive, in whole or in part, any restrictions or conditions applicable to, or accelerate the vesting of, any Benefit. No member of the Committee shall be liable for any action or determination made in good faith, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation. The determination, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and on all persons.

      d. RULE 16B-3 GRANTS. For Committee approval of any grant of a Benefit to an officer or director of the Company, as defined in Rule
            16b-3 or any successor rule, the Committee shall be composed entirely of two or more Non-Employee Directors (or such composition as is required by any successor rule); provided, however, that if the Committee is not composed as such, the Board shall have the right to take such action with respect to any Benefit granted to an officer or director as it deems necessary or advisable to comply with Rule 16b-3 and any related rules, including but not limited to seeking shareholder ratification of such Benefit or imposing a six-month period prior to sale of the Award or any Shares underlying the Benefit.

      e. DELEGATION. Except with respect to awards intended to qualify for exemption under Section 162(m) of the Code, the Committee may delegate to a separate committee composed of at least one member of the Board the limited authority to grant Benefits to persons other than officers or directors and establish the terms of such Benefits at the time of the grant.

      f. GRANT EVIDENCED BY AGREEMENT. The grant of any Benefit under the Plan shall be evidenced by an Agreement which shall describe the specific Benefit granted and the terms and conditions of the Benefit. The granting of any Benefit shall be subject to, and conditioned upon, the recipient's execution of any Agreement required by the Committee. Except as otherwise provided in an Agreement, all capitalized terms used in the Agreement shall have the same meaning as in the Plan, and the Agreement shall be subject to all of the terms of the Plan.

      g. PROVISIONS OF AGREEMENT. Each Agreement shall contain such provisions as the Committee shall determine in its sole discretion to be necessary, desirable


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            and appropriate for the Benefit granted which may include, but not necessarily be limited to, the following: description of the type of Benefit; the Benefit's duration; its transferability; if an Option, the Option Price, and the person or persons who may exercise the Option; the effect upon such Benefit of the Participant's death, disability, retirement, change of duties or termination of employment; the Benefit's conditions; subject to the provisions of Section 14.1, when, if, and how any Benefit may be forfeited, converted into another Benefit, modified, exchanged for another Benefit, or replaced; and the restrictions on any Shares purchased or granted under the Plan.

      h. AMENDMENTS TO BENEFITS. The Committee may, subject to the minimum restrictions, conditions and vesting periods set forth herein, waive any conditions of or rights of the Company under any outstanding Benefit, prospectively or retroactively. The Committee may not, however, reprice options (or cancel and regrant options in order to reprice) and, except as otherwise provided herein, may not amend, alter, suspend, discontinue or terminate any outstanding Benefit, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof,

4.    SHARES SUBJECT TO THE PLAN.

      a. NUMBER OF SHARES. A combined total of 1,250,000 Shares and SARs for this purpose are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Compensation Committee may from time to time deem necessary. The Shares may be divided among the various Plan components as the Compensation Committee shall determine. Shares which may be issued upon the exercise of Options shall be applied to reduce the maximum number of Shares remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Shares, or as treasury Shares, at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

      b. UNUSED AND FORFEITED STOCK. Any Shares that are subject to an Award under this Plan which are not used because the terms and conditions of the Award are not met, including any Shares that are subject to an Option which expires or is terminated for any reason, shall become automatically available for use under the Plan.

      c. LIMIT ON AN INDIVIDUAL'S BENEFITS. In any given Fiscal Year, no person eligible under the Plan for Grants may receive Benefits covering or measured by more than 200,000 Shares (such number of Shares to be adjusted in accordance with Section 4.5). No more than $500,000 of Restricted Stock, Performance Shares or Other Stock-Based Awards (excluding Options and SARs), valued at Fair Market Value on the date of grant and not taking into account the risk of forfeiture, may be granted to any Participant in any Fiscal Year.


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      d.    LIMIT ON CERTAIN AWARDS. Subject to adjustment pursuant to
            Section 4.5, the number of Shares of Restricted Stock or Other Stock-Based Awards that may be granted pursuant to this Plan for a purchase price of less than Fair Market Value shall not exceed 100,000 in the aggregate; and the number of Performance Shares that may be granted pursuant to this Plan for a purchase price of less than Fair Market Value shall not exceed 300,000 in the aggregate, plus the number of shares of Restricted Stock authorized to be issued hereunder that are not used for such Restricted Stock awards.

      e. ADJUSTMENTS. If there is any change in the Shares subject to the Plan or the Shares subject to any Benefit through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend, or other change in the corporate structure of the Company, appropriate proportionate adjustments or new or substitute Benefits in a new enterprise shall be made by the Committee in the aggregate number of Shares subject to the Plan, the price, Fair Market Value and number of Shares subject to outstanding Benefits in order to preserve, but not to increase, the Benefits of the Participant; provided that the number of Shares eligible for issuance as ISOs may be increased only to reflect a change in capitalization such as a stock dividend or stock split.

5.    ELIGIBILITY.

Persons eligible under the Plan for grant of Benefits are all salaried employees and directors of the Company. Members of the Board who are not employed as regular salaried officers or employees of the Company may not receive Incentive Stock Options.

6.    ELECTIONS, PAYMENTS, DIVIDENDS, WITHHOLDING, AND BONUSES.

      a. NOTICES. An Option or SAR that is exercisable hereunder may be exercised by delivering to the Secretary of the Company on any business day a written notice of exercise, which notice shall specify the number of Shares with respect to which the Option or SAR is being exercised, and shall, in the case of Options, be accompanied by payment in full of the Option Price of the Shares for which the Option is being exercised.

      b. PAYMENTS. For any Benefit that requires a payment by a Participant to the Company, the amount due the Company is to be paid in cash, or, with the consent of the Committee:

            i. by the tender to the Company of Shares owned by the Participant and registered in his or her name having a Fair Market Value equal to the amount due to the Company;

            ii. by delivery to the Company of irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a


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      portion of the Shares or of a loan from the broker to the Option Holder necessary to pay the exercise price;

            iii. in other property, rights and credits deemed acceptable by the Committee; or

            iv. by any combination of the payment methods specified above.

      c. DIVIDEND EQUIVALENTS. Grants of Benefits in Shares or Share equivalents may include dividend or dividend equivalent payments or dividend credit rights.

      d. CODE SECTION 162(M). The Committee, in its sole discretion, may require that one or more Agreements contain provisions which provide that, in the event Section 162(m) of the Code, or any successor provision relating to excessive employee remuneration, would operate to disallow a deduction by the Company for all or part of any Benefit under the Plan, a Participant's receipt of the portion of such Benefit that would not be deductible by the Company shall be deferred until the next succeeding year or years in which the Participant's remuneration does not exceed the limit set forth in such provision of the Code.

      e. WITHHOLDING. The Company may, at the time any distribution is made under the Plan, whether in cash or in Shares, or at the time any Option is exercised, withhold from such distribution or Shares issuable upon the exercise of an Option, any amount necessary to satisfy federal, state and local withholding requirements with respect to such distribution or exercise of such Option. Such withholding may be satisfied, at the Company's option, either by cash or the Company's withholding of Shares.

      f. CASH BONUSES. The Committee, in its discretion, shall have the authority to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Benefits. The Committee shall have full authority in its discretion to determine the amount of any such bonus.

7.    OPTIONS.

      a. PRICE. The Option Price of the Shares covered by each Option shall not be less than the Fair Market Value of such Shares on the Grant Date; provided, however, that in the event the Participant would otherwise be ineligible to receive an ISO by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code
            (relating to stock ownership of more than 10 percent), the Option Price of an Option that is intended to be an ISO shall be not less than 110 percent of the Fair Market Value of a Share at the time such Option is granted. Such prices shall be subject to adjustment as provided in Section 4.5 hereof.


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      b.    TERM. The term of each Option shall be for no more than seven years;
            provided, however, that in the event the Participant would otherwise be ineligible to receive an ISO by reason of the provisions of Section 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), an Option granted to such Participant that is intended to be an ISO shall in no event be exercisable after the expiration of five years from the date it is granted.

      c. VESTING. Subject to Sections 14.2 and 15, Options shall vest no more rapidly than ratably over a period of four years from the date of grant.

      d. LIMITS ON ISOS. An Option intended to constitute an ISO (and so designated at the time of grant) shall qualify as an ISO only to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which ISOs are exercisable for the first time by the Participant during any calendar year (under the Plan and all other plans of the Participant's employer and its parent and subsidiary corporations within the meaning of Section 422(d) of the Code) does not exceed $100,000, except as such restriction may be amended under the Code. This limitation shall be applied by taking Options into account in the order in which they were granted.

      e. AGREEMENT. The Stock Option Agreement may contain such other terms, provisions, and conditions as may be determined by the Committee (not inconsistent with this Plan) including, without limitation, provisions relating to Stock Appreciation Rights with respect to Options granted hereunder. If an Option, or any part thereof, is intended by the Committee to qualify as an ISO, the Stock Option Agreement shall contain those terms and conditions necessary to so qualify said Option or such part thereof.

8.    STOCK APPRECIATION RIGHTS.

      a. GRANT AND PAYMENT. The Committee may grant SARs. Upon electing to receive payment of an SAR, a Participant shall receive payment in cash.

      b. GRANT OF TANDEM AWARD. SARs may be granted in tandem with Options at any time prior to exercise of the Option. If SARs are granted in tandem with an Option, the exercise of the Option shall cause a proportional reduction in SARs standing to a Participant's credit which were granted in tandem with the Option; and the payment of SARs shall cause a proportional reduction of the Shares under such Option. If SARs are granted in tandem with an ISO, the SARs shall have such terms and conditions as shall be required for the ISO to qualify as an ISO.

      c. PAYMENT OF BENEFIT. SARs shall be paid by the Company to a Participant, to the extent payment is elected by the Participant (and is otherwise due and payable), as soon as practicable after the date on which such election is made.


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      d.    TERM.  SARs shall be subject to the same term provisions as Options.

      e. VESTING. Subject to Sections 14.2 and 15, SARs shall vest no more rapidly than ratably over a period of four years from the date of grant.

9.    RESTRICTED STOCK.

      a. GRANT. The Committee may approve the grant or sale of Restricted Stock to any eligible person, as specified in Section 5. A grant or sale of Restricted Stock shall be evidenced by a Restricted Stock Agreement in such form as the Committee shall approve. The Grant Date of Restricted Stock shall be (i) for purposes of corporate law and establishing Fair Market Value, the date on which the Committee acts to authorize the sale; and (ii) for purposes of any election under Section 83(b) of the Code, the date on which the Participant receives a beneficial ownership interest in such Restricted Stock.

      b. PRICE. The Committee shall determine the purchase price per Share with respect to any sale of Restricted Stock, provided that the Committee may grant or award Shares of Restricted Stock to a Participant without requiring payment of cash consideration by the Participant.

      c. RESTRICTIONS. A Participant's right to retain a Restricted Stock Award granted to him under Section 9.1 shall be subject to such restrictions as may be established by the Committee with respect to such award, but must include at least the continuous employment by the recipient through the period of vesting. The Committee may in its sole discretion require different periods of employment or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the Shares constituting a Restricted Stock Award. The Participant is entitled to voting rights with respect to Restricted Stock.

      d. VESTING. Subject to Sections 14.2 and 15, the restrictions to which a Restricted Stock award are subject shall terminate no sooner than ratably over a period of four years from the date of grant.

      e. CERTIFICATES. The Company shall not be required to issue a certificate for Restricted Stock prior to the expiration of any restrictions on the stock, provided the shares of restricted stock are shown as issued restricted stock in the Company's (or its transfer agent's) share transfer records. If a certificate representing Restricted Stock is issued, it shall bear one or more legends making appropriate reference to the restrictions imposed on such stock.

10.   PERFORMANCE SHARES.

      a.    GRANT. The Committee may grant awards of Performance Shares.


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      b.    DESCRIPTION. Performance Shares represent the right of a Participant to receive Shares or cash equal to the Fair Market Value of such Shares at a future date in accordance with the terms and conditions of a grant.

      c. AWARD PERIOD AND PERFORMANCE GOALS. The Committee shall determine and include in a Performance Share award grant the period of time for which a Performance Share award is made ("Award Period"); provided that subject to Sections 14.2 and 15, awards made at any time shall not vest more rapidly than ratably over a four-year period provided further, however, that an award issued at any time prior to the end of the second quarter of a Fiscal Year shall be deemed outstanding for the entire Fiscal Year for purposes of determining vesting. The Committee shall also establish performance objectives ("Performance Goals") to be met by the Company during the Award Period as a condition to payment of the Performance Share award prior to the Ultimate Vesting Date, such Performance Goals to be set forth in the grant of any Performance Share award. The Performance Goals shall be designed to reward the attainment of an appropriately balanced combination of the following value measures:

            i. At least a 15% compounded annual growth in operating cash flow on a per-share basis measured over a period of time determined by the Committee;

            ii. At least a 15% annual rate of return on outstanding book capital calculated using EBITDAX (earnings before interest, taxes, depreciation, depletion and amortization, exploratory and abandonment, and geological and geophysical costs) over the weighted average outstanding book capital, measured on a fiscal year basis; and

            iii. At least a 15% compounded annual growth in underlying net asset value on a per-share basis measured over a period of time determined by the Committee, using the pre-tax discounted present value at 10% of the Company's proved reserves (valued using estimated future product prices and costs) plus the estimated market value of all other assets, less outstanding debt, excluding deferred taxes.

The Committee shall have broad discretion to determine the interpretation, calculation, balance and satisfaction of such measures. Performance Shares that are not paid on account of satisfaction of the applicable Performance Goals shall, subject to the time in service requirement in Section 10.5, be paid following the Ultimate Vesting Date.

      d. PAYMENT OF PERFORMANCE SHARE AWARDS. The Committee shall establish the method of calculating the amount of payment to be made under a Performance Share award if the Performance Goals are met. The Performance Share award shall be expressed in terms of Shares and shall be referred to as "Performance Shares." After the completion of an Award Period, the performance of the Company shall be measured against the Performance Goals, and the Committee shall determine whether all, none or any portion of a Performance

            Share award shall be paid. The Committee, in its discretion, may elect to make payment in Shares, cash or a combination of Shares and cash. Any cash payment shall be based on the Fair Market Value of Performance Shares on, or as soon as practicable prior to, the date of payment.

      e. REQUIREMENT OF EMPLOYMENT. A grantee of a Performance Share award must remain in the employment of the Company until the completion of the Award Period in order to be entitled to payment under the Performance Share award prior to the Ultimate Vesting Date, provided that the Committee may, in its sole discretion, provide for a partial payment where such an exception is deemed equitable. Subject to Sections 14.2 and 15, a grantee of a Performance Share award must remain in the employment of the Company until the Ultimate Vesting Date in order to be entitled to payment under a Performance Share award that has not vested earlier through satisfaction of the Performance Goals.

      f. CERTIFICATION. The Committee shall certify in writing prior to payment of the compensation that the Performance Goals and any other material terms were satisfied. For this purpose, approved minutes of the Committee meeting in which the certification is made shall be treated as written certification.

11.   CASH PERFORMANCE AWARDS.

      a. GRANT. The Committee may grant Cash Awards. Such awards shall be based on achievement of Performance Goals in the same manner as Performance Shares as provided in Sections 10.3 through 10.6.

      b. LIMITATION. The amount of any Cash Award paid in any Fiscal Year to any Participant shall not exceed $500,000 paid in such Fiscal
            Year.

12.   OTHER STOCK-BASED PERFORMANCE AWARDS.

      a. OTHER STOCK-BASED AWARDS. The Committee shall have the right to grant Other Stock-Based Awards. Such awards shall be based on achievement of Performance Goals in the same manner as Performance Shares as provided in Sections 10.3 through 10.6 and subject to Sections 14.2 and 15, shall vest no sooner than ratably over four years.

      b. OTHER BENEFITS. The Committee shall have the right to grant other types of Benefits under the Plan in addition to those specifically listed, if the Committee believes that such Benefits would further the purposes for which the Plan has been established.

      c. TANDEM AWARDS. Benefits may be granted by the Committee in its sole discretion individually or in tandem; provided, however, that no Benefit except SARs may be granted in tandem with an ISO.

13.   TRANSFERABILITY.

Each ISO granted pursuant to this Plan shall, during Participant's lifetime, be exercisable only by the Participant, and neither the ISO nor any right thereunder (including any SAR) shall be transferable by Participant by operation of law or otherwise other than by beneficiary designation, will or the laws of descent and distribution, and shall not be pledged or hypothecated (by operation of law or otherwise) or subject to execution, attachment or similar processes. Upon the prior written consent of the Committee in its sole, unfettered discretion and subject to any conditions associated with such consent, an NSO or any other Benefit hereunder (including any SAR) may be assigned in whole or in part during the Participant's lifetime to one or more members of the Participants' immediate family, to a trust established exclusively for one or more such family members or pursuant to a qualified domestic relation order as defined by Title I of the Employee Retirement Income Security Act. The terms applicable to the assigned portion shall be the same as those in effect immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate. A Participant's rights in Restricted Stock are nontransferable except by the laws of descent and distribution until the restriction lapses as it applies to the Restricted Stock held by the Participant.

14.   TERMINATION OF SERVICE.

      a. OPTIONS AND SARS. The following provisions shall govern the exercise of any Options or SARs held by any employee of the Company whose employment is terminated:

            i. If the Employee's employment with the Company is terminated for Cause, the Options or SARs held by the Employee shall be exercisable, to the extent that such Options or SARs were exercisable on the date the Employee's employment terminated, for a period of thirty
      (30) days following such termination of employment; provided, however, if the termination includes any matter described in Section 2.6(a) of the definition of Cause herein, at the option of the Committee (in the case of Options or SARs held by an officer or director) or the Chief Executive Officer (in any other case) the Options or SARs held by the Employee may terminate immediately upon the termination of the Employee's employment with the Company or at any subsequent time.

            ii. If the Employee's employment with the Company is terminated for any reason other than Cause or such Employee's death, disability, or (in the case of Benefits other than ISOs) retirement, all Options or SARs held by the Employee shall be exercisable, to the extent that such Options were exercisable on the date the Employee's employment terminated, for a period of three (3) months following such termination of employment, or in the case of SARs or Options other than ISOs, such longer period as the Committee may determine in its sole discretion.

            iii. If the Employee's employment with the Company is terminated because of such Employee's death or disability within the meaning of
      Section 22(e)(3) of the Code or, in the case of Benefits other than ISOs, retirement as defined in the

      Company's 401(k) Retirement Plan (or successor plan), all Options or SARs held by the Employee shall become immediately exercisable and shall be exercisable for a period of twelve (12) months following such termination of employment.

            iv. In no event may any Option or SAR remain exercisable after the expiration of the term of the Option or SAR. Upon the expiration of any thirty (30) day or three (3) or twelve (12) month exercise period, as applicable, or, if earlier, upon the expiration of the term of the Option, the Option shall terminate and shall cease to be outstanding for any Shares for which the Option has not been exercised.

      b. RESTRICTED STOCK; PERFORMANCE SHARES. In the event of the death or disability (within the meaning of Section 22(e) of the Code) of a Participant, or the retirement of the Participant as defined in the Company's 401(k) Plan (or successor plan) all employment periods and other restrictions applicable to Restricted Stock, Performance Shares or other Benefits then held by such Participant shall lapse, and such awards shall become fully nonforfeitable. In the event of a Participant's termination of employment for any other reason, any Restricted Stock, Performance Shares or other Benefits as to which the employment period or other restrictions have not been satisfied shall be forfeited.

15.   CHANGE IN CONTROL.

In the event of a Change in Control of the Company, the contingencies with respect to Options, SARs and Restricted Stock all outstanding under the Plan as of the day before the consummation of such Change in Control shall automatically accelerate for all purposes under this Plan so that each Option or SAR shall become fully exercisable with respect to the total number of Shares subject to such Option or SAR as of such date, without regard to the conditions expressed in the agreements relating to such Option or SAR, and the restrictions on each Share of Restricted Stock shall lapse and such Shares of Restricted Stock shall no longer be subject to forfeiture. Performance Goals or other contingencies with respect to other Benefits shall similarly lapse or be deemed satisfied in the event of a Change in Control of the Company.

16.   TERM, AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

      a. TERM. The Plan shall commence on the Effective Date, and remain in effect for ten years from such date. The Committee may deem it advisable to seek shareholder approval of the Plan during the first year and again prior to the end of the fifth year following the Effective Date in order to comply with certain provisions of Treasury Regulations issued under Section 162(m) of the Code.

      b. SUPERVISION, ETC. The Board may at any time suspend or terminate the Plan, and may amend it from time to time in such respects as the Board may deem advisable; provided, however, except as provided in Section 3.2 hereof, the

            Board shall not amend the Plan in the following respects without the consent of stockholders then sufficient to approve the Plan in the first instance:

            i. To increase the numerical limitations on number of Shares issued under the Plan, number of Shares issued to individuals, number of Shares of issued Restricted Stock or Performance Stock that may be issued, or to increase the limit on Cash Awards to individuals;

            ii. To change the designation or class of persons eligible to receive Benefits under the Plan.

      c. SUSPENSION OR TERMINATION OF PLAN. No Benefit may be granted during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the Participant's consent, impair any Participant's rights or obligations under any Benefit granted under the Plan; provided, however, that all Participants shall receive the benefits of any amendments which are made to the Plan.

17.   INVESTMENT PURPOSE.

At the time of delivery of any Shares, the Committee may, if it shall deem it necessary or desirable for any reason connected with any securities law or regulation, require, as a condition to the issuance of any Shares to Participant, that Participant represent in writing to the Company that it is Participant's intention to acquire the Shares for investment and not with a view to the distribution thereof or that the Participant agree to any other appropriate restriction on transfer of the Shares. In the event such a representation is required and made, no Shares shall be issued unless and until the Company is satisfied with the correctness of such representation and, in such event, the Committee may require that a legend be placed on the certificates evidencing any Shares to be issued which legend shall disclose the existence of an investment representation and such further restrictions on transfer as may be imposed to comply with applicable laws as the Committee may deem appropriate to protect the interest of the Company.

18.   MISCELLANEOUS.

      a. UNFUNDED STATUS OF THE PLAN. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, nothing contained herein shall give any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments hereunder consistent with the foregoing.

      b. RULE 16B-3. With respect to Participants subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act.

            To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

      c. NUMBER AND GENDER. The masculine, feminine and neuter, wherever used in the Plan or in any Agreement, shall refer to either the masculine, feminine or neuter; and, unless the context otherwise requires, the singular shall include the plural and the plural the singular.

      d. NO EFFECT ON OTHER BENEFITS. The receipt of Benefits under the Plan shall have no effect on any benefits to which a Participant may be entitled from the Employer, under another plan or otherwise, or preclude a Participant from receiving or the Company from granting any such benefits.

      e. GOVERNING LAW. The validity, interpretation and effect of this Plan, and the rights of all persons hereunder, shall be governed by and determined in accordance with the laws of the state of Delaware.

      f. NO EMPLOYMENT RIGHT. The grant of any Benefit to any Participant under this Plan shall not give such Participant any right to be retained in the employ or service of the Company, and the right and power of the Company to discharge any such person shall not be affected by such grant.

      g. NO SHAREHOLDER RIGHTS. No Participant nor any person entitled to exercise an Option under this Plan shall have any of the rights of a shareholder with respect to the Shares subject to an Option except to the extent Stock Certificates have been issued.

      h. NO RIGHTS TO UNGRANTED BENEFITS. No person shall have any right or claim whatever, directly, indirectly, or by implication, to receive a Benefit, nor any expectancy thereof, unless and until the same shall have been granted to such person by the Committee as provided herein. The grant of a Benefit shall not create any right or implication that any other or further Benefit may or shall be granted at another time. Each Benefit hereunder shall be separate and distinct from every other grant of a Benefit, and shall not be considered part of any continuing series of such grants. Grants may be made inconsistently or not at all among eligible Participants.

                                   END OF PLAN